EXHIBIT 10.47

                           NOTE MODIFICATION AGREEMENT

         THIS AGREEMENT made and entered into this 15th day of May, 2002 by and between BOCA FIRST CAPITAL, LLLP, a Florida limited liability limited partnership (hereinafter referred to as ("Holder") and CAPITAL, COMMUNITIES CORPORATION, a Nevada corporation, (hereinafter referred to as ("Maker");

                               W I T N E S S E T H

                  WHEREAS, Maker has heretofore made in favor of Holder a certain promissory note dated the 25th day of April 2002 in the original principal amount of THREE MILLION DOLLARS ($3,000,000.00) (the "Note"); and

                  WHEREAS, Holder is the owner and holder of the note; and

                  WHEREAS, Maker and Holder desire to modify the note in certain particulars;

                  NOW, THEREFORE, in consideration of the mutual benefits accruing to the respective parties under the provisions of this Agreement it is hereby agreed to as follows:

                  1. The second paragraph of the note is amended ab initio to read as follows:

                           Interest on the unpaid principal sum outstanding from time to time shall Accrue at the initial rate of TEN PERCENT (10.0%) PER ANNUM. Effective on the first business day of the first calendar quarter after the date of this Note, and on the first business day of each succeeding calendar quarter, the rate of interest on this note will increase or decrease to a rate which is equal to the GREATER of ten percent (10%) per annum or one percent (1.0%) above the prime rate, as published in The Wall Street Journal, in effect on that date. Interest, throughout the term of this note shall be calculated on then basis of actual days elapsed divided by 360.

                  2. This modification is made upon the express agreement and understanding that, except as herein specifically set forth, the Note shall remain unmodified and in full force and effect. In the event of any conflict between the terms and provisions of the Note and the terms and provisions of this Note Modification Agreement, the terms and agreements of this Note Modification Agreement shall take precedence

                  3. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. This agreement may be signed by counterparts which, taken together, shall form one and the same original. Facsimile signatures shall, for the purposes of this agreement, constitute originals.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

         In the presence of:                HOLDER:
                                            CAPITOL COMMUNITIES CORPORATION,
                                            a, Nevada corporation,

                                            By:  /s/ Michael G. Todd
                                                 ---------------------------
                                                 Michael G.  Todd, President
         /s/ Ray Baptista
         ----------------
             Ray Baptista                   BOCA FIRST CAPITAL LLLP,
                                            a Florida limited liability limited
                                            partnership
                                            By: Addison Capital Group, LLC,
                                                   general partner
         /s/ Jennifer Free
         -----------------
             Jennifer free                  By: /s/ Howard Bloom
                                                -------------------------
                                                    Howard Bloom, Manager